UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2014

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

Daniel M. Junius, President and Chief Executive Officer of ImmunoGen, Inc. (the “Company”), has entered into a pre-arranged, written stock trading plan (the “Plan”) that is intended to satisfy the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934.  The Plan took effect on June 13, 2014, provided that no sales may occur prior to September 2, 2014 and all sales must be completed on or prior to May 8, 2015.  The Plan covers a portion of the stock options held by Mr. Junius that expire on May 9, 2015.  Pursuant to the Plan, Mr. Junius intends to exercise up to 35,315 options to purchase the Company’s common stock and sell the shares received upon exercise, based on a predetermined schedule of dates, number of shares and minimum prices.

Mr. Junius has informed the Company that he has entered into the Plan to exercise the stock options before their expiration date, sell the shares received upon exercise, and use the proceeds (a) to pay the applicable exercise price and taxes due upon the exercise of the stock options, (b) to pay the exercise price related to his planned exercise of additional stock options with respect to which he intends to retain ownership of the shares received upon such exercise, as described below, and (c) for financial planning purposes.

In addition to the foregoing transactions, Mr., Junius has informed the Company that he intends to exercise up to 62,384 additional options to purchase the Company’s common stock prior to their expiration on May 9, 2015, and to retain ownership of the shares received upon such exercise.  These transactions, which will take place outside of the Plan, are expected to occur at one time or from time to time during the period commencing on June 13, 2014 and ending prior to May 9, 2015.

The total number of shares that may be sold under the Plan represents approximately 2.4% of Mr. Junius’s total holdings of the Company’s common stock, including vested and unvested options for the purchase of the Company’s common stock.  Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

It is possible that other executive officers and Directors of the Company may enter into similar stock trading plans in the future.  Except as may be required by law, the Company does not undertake to report on stock trading plans by other Company officers or Directors, nor report modifications, terminations or other activities under Mr. Junius’s Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 17, 2014	/s/ David B. Johnston
David B. Johnston
Executive Vice President and Chief Financial Officer